Capital City Bank Group, Inc.
Reports Fourth Quarter and Full Year 2009 Results

TALLAHASSEE, Fla. (January 26, 2010) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported a net loss of $3.4 million ($0.20 per diluted share) for the fourth quarter of 2009 compared to a net loss of $1.5 million ($0.08 per diluted share) for the third quarter of 2009 and a net loss of $1.7 million ($0.10 per diluted share) in the fourth quarter of 2008.  For the full year 2009, a net loss of $3.5 million ($0.20 per diluted share) was realized compared to net income of $15.2 million ($0.89 per diluted share) for 2008.

The loss reported for the fourth quarter of 2009 reflects a loan loss provision of $10.8 million ($0.39 per diluted share) versus $12.3 million ($0.45 per diluted share) in the third quarter of 2009 and $12.5 million ($0.45 per diluted share) in the fourth quarter of 2008.  Higher costs related to the management and resolution of problem assets also negatively impacted earnings for the quarter.

Earnings for the full year 2009 include a loan loss provision of $40.0 million ($1.44 per diluted share) compared to $32.5 million ($1.16 per diluted share) for 2008.  Higher pension costs, FDIC insurance fees, and an increase in costs related to the management and resolution of problem assets also negatively impacted earnings for 2009.  2008 earnings included a $6.25 million gain ($0.22 per diluted share) from the sale of a portion of the bank’s merchant services portfolio, a $2.4 million gain from the redemption of Visa shares and the reversal of $1.1 million in Visa related litigation reserves.

“As we close out one of the toughest years in Capital City’s history and enter 2010, we are cautiously optimistic,” said William G. Smith, Jr., Chairman, President and CEO.  “The early signs would indicate a slight uptick in the economy, although we believe the road to recovery will be jagged as we move off the bottom.  It’s still too early to be certain we have turned the corner, but our confidence is growing as we sense our markets in north Florida and south Georgia are becoming more stable.”

“At Capital City, nonperforming assets were flat for the second consecutive quarter.  Additionally, the gross additions to our total problem loan pool declined substantially quarter over quarter and we continue to see increased activity in the resolution of our ORE properties.”

“Over the last two years our allowance for loan loss has increased by $25.9 million to $44.0 million, and at year-end represents 2.30% of outstanding loans.  During this period our cumulative provision has outpaced our cumulative net charge-offs by a factor of 1.6x.  To date, our two-year cumulative net charge-offs total 2.4% of our outstanding loan balances.”

“On the deposit side, we continue to focus on core deposits and are using this time of market disruption to effectively capitalize on organic growth opportunities. Our efforts are centered on generating core deposit growth, retaining these relationships for the longer term, and creating realistic opportunities to cross-sell new deposit clients into other profitable products and services. In addition to the seasonal inflow of public funds, we added over 800 new accounts and $70 million in new deposit balances through our money market promotion.  These clients carry substantial balances and offer an excellent opportunity to expand relationships over time.”

“As we move into 2010, our priorities will continue to be the resolution of our problem assets and a return to more normalized levels of profitability.  Persistent unemployment levels across our markets will be challenging, but our prospects are encouraging;  we are the leading locally-owned and operated banking company across northern Florida, we believe we can continue to execute our strategy without raising additional capital, and we fully understand that our core deposit base is the single largest driver of our overall profitability,” said Smith.

The Return on Average Assets was -0.52% and the Return on Average Equity was -5.03% for the fourth quarter of 2009.  These metrics were -0.24% and -2.15% for the third quarter of 2009 and -0.28% and -2.24% for the fourth quarter of 2008, respectively.

For the full year of 2009, the Return on Average Assets was -0.14% and the Return on Average Equity was -1.26% compared to 0.59% and 5.06%, respectively, for the full year of 2008.

    Discussion of Financial Condition

Average earning assets were $2.238 billion for the fourth quarter of 2009, an increase of $80.2 million, or 3.6% from the third quarter of 2009, and an increase of $86.7 million, or 4.0% from the fourth quarter of 2008.  The improvement from the third quarter is primarily attributable to an increase in the overnight funds position of $109.0 million, partially offset by a $9.2 million and $20.1 million decrease in the investment and loan portfolios, respectively.  The improvement in the net funds position reflects our focus on core deposit growth, a successful money market account (“MMA”) campaign in selected markets and the increase in balances of several large deposit relationships.  Loans declined primarily in the residential and construction portfolios with moderate growth experienced in the commercial mortgage portfolio.  Loans transferred to Other Real Estate Owned and gross charge-offs were significant factors contributing to the net reduction in the loan portfolio for the quarter.  Compared to the fourth quarter of 2008, the increase in earning assets primarily reflects growth in the overnight funds position, partially offset by a reduction in investment securities.

At the end of the fourth quarter, nonperforming assets (including nonaccrual loans, restructured loans, and other real estate owned) totaled $144.1 million, a net decrease of $0.3 million from the third quarter and an increase of $36.2 million from the fourth quarter of 2008.  Nonaccrual loans totaled $86.3 million at the end of the fourth quarter, a net decrease of $5.6 million from the prior linked quarter reflective of both an improvement in successful problem loan resolutions and the migration of loans to the other real estate owned category.  Quarter over quarter, the other real estate owned balance increased $2.8 million and restructured loans increased by $2.5 million.  Compared to the prior year-end, the overall increase in nonperforming assets reflects weak economic and real estate market conditions, which have increased loan default rates primarily within our residential real estate loan portfolio.  Vacant residential land loans of $28.1 million represented approximately 33% of our nonaccrual loan balance at quarter-end, which is a decline from $39.4 million, or 43%, at the end of the linked quarter.  Total nonperforming assets represented 7.38% of loans and other real estate at the end of the fourth quarter compared to 7.25% at the prior quarter-end and 5.48% at year-end 2008.  The increase over the linked quarter is attributable to a net decline in the loan portfolio as nonperforming assets have been essentially flat for the last two quarters.

Average total deposits were $2.090 billion for the fourth quarter, an increase of $139.8 million, or 7.2%, from the third quarter and an increase of $144.1 million, or 7.4%, from the fourth quarter of 2008.  On a linked quarter basis, the increase reflects core deposit growth of approximately $150.0 million resulting from the MMA campaign in select markets and the opening of several large deposit relationships.  The recent MMA campaign, which was launched during the third quarter, generated in excess of $70.0 million in new deposit balances and served to support our core deposit growth initiatives and to further strengthen the bank’s overall liquidity position.  Additionally, our absolutely free checking product continues to be successful as both balances and the number of accounts continue to post growth quarter over quarter.  Certificates of deposit balances have grown as rate pressures from higher paying institutions have eased in most of our markets.  Partially offsetting the core deposit growth was a decline in average public funds of approximately $10.0 million attributable to seasonal run-off and the decision not to match competitors’ rates.  Starting late in the fourth quarter, we had an influx of public funds deposits (an increase of $159 million over prior quarter-end), which is seasonal in nature and we anticipate those deposits will decline during the first and second quarter of 2010.

We maintained an average net overnight funds (deposits with banks plus Fed funds sold less Fed funds purchased) sold position of $101.1 million during the fourth of 2009 compared to an average net overnight funds purchased position of $53.5 million in the third quarter and an average overnight funds purchased position of $18.0 million during the fourth quarter of 2008.  The favorable variance of $154.5 million in the funds position compared to the linked quarter is primarily attributable to the growth in core deposits mentioned above and net reductions in both the loan and investment portfolios.  The favorable variance from the fourth quarter of 2008 reflects core deposit growth and a net reduction in investment securities.

Equity capital was $267.9 million as of December 31, 2009, compared to $268.4 million as of September 30, 2009 and $278.8 million as of December 31, 2008.  Our leverage ratio was 10.39%, 10.96%, and 11.51%, respectively, for the comparable periods.  Further, our risk-adjusted capital ratio of 14.11% at December 31, 2009 exceeds the 8.0% minimum requirement and the 10.0% threshold to be designated as “well-capitalized” under the risk-based regulatory guidelines.  At December 31, 2009, our tangible common equity ratio was 6.84%, compared to 7.43% at September 30, 2009 and 7.76% at December 31, 2008.  During the first quarter 2009, we repurchased approximately 146,000 shares of our common stock at a weighted average stock price of $10.65; no shares were repurchased during the last three quarters of 2009.

Discussion of Operating Results

Tax equivalent net interest income for the fourth quarter of 2009 was $25.8 million compared to $27.1 million for the third quarter of 2009 and $28.4 million for the fourth quarter of 2008.  For 2009, tax equivalent net interest income totaled $108.2 million compared to $111.3 million in 2008.

The decrease of $1.3 million in net interest income on a linked quarter basis was partially due to a shift in earning asset mix, unfavorable asset repricing and a slight increase in the costs of funds.  Quarter over quarter, interest income was adversely impacted by declines in the investment and loan portfolios as well as unfavorable repricing, while interest expense increased reflecting the incremental costs of our money market promotion.  A decrease in both short-term and long-term borrowings, and a lower level of foregone interest on nonaccrual loans partially offset the unfavorable variances referenced above.

The decline from the fourth quarter of 2008 reflects the downward repricing of earning assets, higher foregone interest on nonaccrual loans, and lower loan fees.  Partially offsetting the decline was the lower costs of funds.  Beginning in September 2007, we responded aggressively to reductions in the Federal Reserve’s target rate and, as a result, we were able to significantly lower cost of funds year over year.

Pressure on asset repricing and an unfavorable shift in our earning asset mix, coupled with a higher cost of funds resulted in the net interest margin of 4.59% for the fourth quarter of 2009, which represents a decline of 40 basis points over the linked quarter and a 67 basis point decline over the fourth quarter of 2008.  During the course of 2009, historically low interest rates (essentially setting a floor on deposit repricing), foregone interest, lower loan fees, unfavorable asset repricing without the flexibility to significantly adjust deposit rates and core deposit growth (which has strengthened our liquidity position, but resulted in an unfavorable shift in our earning asset mix), have all placed pressure on our net interest margin.  Although the market offers a steep yield curve, our current strategy as well as historically, is to not accept greater interest rate risk by reaching further out the curve for yield, particularly given the fact that short term rates are at historical lows.  We continue to maintain short duration portfolios on both sides of the balance sheet and believe we are well positioned to respond to changing market conditions.  Over time, this strategy has produced fairly consistent outcomes and a net interest margin that is significantly above peer comparisons.  Given our recent deposit growth and unfavorable asset repricing, we anticipate continued pressure on the margin during the first quarter of 2010.

The provision for loan losses for the fourth quarter was $10.8 million compared to $12.3 million for the third quarter of 2009 and $12.5 million for the fourth quarter of 2008.  The reduction in the loan loss provision compared to the prior quarter was primarily due to a lower level of reserves required for impaired loans as this portfolio declined $9.1 million from the third quarter.  For the full year 2009, our loan loss provision was $40.0 million compared to $32.5 million for 2008 with the increase attributable to a higher level of required reserves.  Growth in the level of nonperforming loans coupled with weaker economic conditions and declining property values (primarily vacant residential land) were the primary factors contributing to the higher required reserves.  Net charge-offs in the fourth quarter totaled $11.8 million (2.42% of average loans) compared to $8.7 million (1.76% of average loans) in the third quarter of 2009 and $6.0 million (1.24% of average loans) in the fourth quarter of 2008.  For 2009, our net charge-offs totaled $32.6 million (1.66% of average loans), compared to $13.6 million (.71% of average loans) for 2008.  Over the last eight quarters, we have recorded a cumulative loan loss provision totaling $72.5 million, or 3.8% of beginning loans and recognized cumulative net charge-offs of $46.2 million, or 2.4%.  At year-end 2009, the allowance for loan losses of $44.0 million was 2.30% of outstanding loans (net of overdrafts) and provided coverage of 41% of nonperforming loans compared to 2.32% and 41%, respectively at the end of the third quarter and 1.89% and 38%, respectively at year-end 2008.

Noninterest income for the fourth quarter of 2009 totaled $14.4 million compared to $14.3 million in the third quarter of 2009 and $13.3 million for the fourth quarter of 2008.  Compared to the linked quarter, the $0.1 million, or 0.7% increase was due to higher deposit and asset management fees of $84,000 and $105,000, respectively, partially offset by lower mortgage banking revenues ($113,000).  The increase in deposit fees reflects a reduction in overdraft losses, while the increase in asset management fees is attributable to higher account valuations for managed accounts.  The decline in mortgage banking revenues is attributable to a reduction in our residential real estate loan pipeline.  Compared to the prior year quarter, the $1.1 million, or 8.3% increase primarily reflects higher deposit fees ($376,000), asset management fees ($130,000), retail brokerage fees ($142,000), and mortgage banking revenues ($258,000).  The same aforementioned factors drove the prior year variances in deposit fees and asset management fees.  The higher level of mortgage banking revenues was due to a mid-year spike in refinancing activity due to the lower interest rate environment.  Retail brokerage fees were higher due to an increase in both account trading activity and new account growth.  For the full year 2009, noninterest income decreased $9.6 million, or 14.4%, due to one-time transactions in 2008, including a $6.25 million pre-tax gain from the bank’s merchant services portfolio sale and a $2.4 million pre-tax gain from the redemption of Visa shares.  Additionally, lower merchant fees of $3.2 million related to the aforementioned merchant services portfolio sale also contributed to the unfavorable variance.  Improvement in deposit fees ($400,000) and mortgage banking fees ($1.1 million) as well as a higher level of card fees ($794,000) partially offset the aforementioned unfavorable variances.

Noninterest expense totaled $35.3 million for the fourth quarter of 2009 compared to $31.6 million in the third quarter of 2009 and $31.0 million for the fourth quarter of 2008.  Compared to the linked quarter, increases in professional fees ($595,000), legal fees ($214,000), other real estate owned expense (“OREO”) ($1.6 million), pension expense ($587,000), and advertising expense ($223,000) drove the unfavorable variance.  Legal fees and OREO expenses were higher due to the cost of managing and resolving problem assets.  The increase in professional fees primarily reflects payment to a consulting firm for services related to a review of our vendor maintenance contracts that will result in future cost reductions.  The variance in pension expense reflects a third quarter adjustment based on final pension expense estimates provided to us by our actuarial firm.  A deposit promotion initiated during the fourth quarter as well an increase in public relations expenses drove the unfavorable variance in advertising expense.  Compared to the prior year quarter, the $4.3 million, or 13.9% increase in noninterest expense was primarily due to higher legal fees ($529,000), OREO expenses ($2.9 million), FDIC insurance premium cost ($508,000), and pension expense ($613,000).  The same aforementioned factors drove the variance in legal fees and OREO expense.  Insurance premiums have risen in 2009 reflecting higher assessments as mandated by the FDIC.  The unfavorable variance in pension expense reflects a decline in pension asset value in 2008.  For the full year 2009, noninterest expense increased $10.6 million, or 8.8%, due to higher legal fees ($1.7 million), OREO expenses ($5.7 million), and pension expense ($2.8 million).  The same aforementioned factors drove the variance in legal fees, OREO expense, and pension expense.  The unfavorable variance was also impacted by the reversal of a portion ($1.1 million) of our Visa litigation accrual in 2008, which had the effect of reducing noninterest expense.

We realized a tax benefit of $3.0 million for the fourth quarter of 2009 and a tax benefit of $5.3 million for the full year 2009, both of which primarily reflect the impact of a higher level of permanent book/tax differences (primarily tax exempt income) in relation to our book operating profit.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.7 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 69 banking offices and 79 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the frequency and magnitude of foreclosure of the Company’s loans; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the Company’s ability to integrate acquisitions; the strength of the U.S. economy and the local economies where the Company conducts operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2009	Sep 30, 2009	Dec 31, 2008	Dec 31, 2009	Dec 31, 2008
EARNINGS
Net Income	$(3,407)	(1,488)	$(1,703)	$(3,471)	$15,225
Diluted Earnings Per Common Share	$(0.20)	(0.08)	$(0.10)	$(0.20)	$0.89
PERFORMANCE
Return on Average Equity	-5.03%	-2.15%	-2.24%	-1.26%	5.06%
Return on Average Assets	-0.52%	-0.24%	-0.28%	-0.14%	0.59%
Net Interest Margin	4.59%	4.99%	5.26%	4.96%	4.96%
Noninterest Income as % of Operating Revenue	36.30%	35.01%	32.42%	35.14%	38.11%
Efficiency Ratio	85.21%	73.86%	71.21%	77.33%	64.91%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	12.76%	12.76%	13.34%	12.76%	13.34%
Total Capital Ratio	14.11%	14.12%	14.69%	14.11%	14.69%
Tangible Capital Ratio	6.84%	7.43%	7.76%	6.84%	7.76%
Leverage Ratio	10.39%	10.96%	11.51%	10.39%	11.51%
Equity to Assets	9.89%	10.77%	11.20%	9.89%	11.20%
ASSET QUALITY
Allowance as % of Non-Performing Loans	40.77%	40.90%	37.52%	40.77%	37.52%
Allowance as a % of Loans	2.30%	2.32%	1.89%	2.30%	1.89%
Net Charge-Offs as % of Average Loans	2.42%	1.76%	1.24%	1.66%	0.71%
Nonperforming Assets as % of Loans and ORE	7.38%	7.25%	5.48%	7.38%	5.48%
STOCK PERFORMANCE
High	$14.34	$17.10	$33.32	$27.31	$34.50
Low	$11.00	$13.92	$21.06	$9.50	$19.20
Close	$13.84	$14.20	$27.24	$13.84	$27.24
Average Daily Trading Volume	39,672	33,823	43,379	46,881	39,293

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

						Twelve Months Ended
						December 31
(Dollars in thousands, except per share data)	2009 Fourth Quarter	2009 Third Quarter	2009 Second Quarter	2009 First Quarter	2008 Fourth Quarter	2009	2008

INTEREST INCOME
Interest and Fees on Loans	$28,582	$29,463	$29,742	$29,537	$31,570	$117,324	$132,682
Investment Securities	1,097	1,323	1,437	1,513	1,627	5,370	7,075
Funds Sold	77	1	1	3	32	82	3,109
Total Interest Income	29,756	30,787	31,180	31,053	33,229	122,776	142,866

INTEREST EXPENSE
Deposits	2,964	2,626	2,500	2,495	3,848	10,585	27,306
Short-Term Borrowings	22	113	88	68	110	291	1,157
Subordinated Notes Payable	936	936	931	927	937	3,730	3,735
Other Long-Term Borrowings	542	560	566	568	587	2,236	1,802
Total Interest Expense	4,464	4,235	4,085	4,058	5,482	16,842	34,000
Net Interest Income	25,292	26,552	27,095	26,995	27,747	105,934	108,866
Provision for Loan Losses	10,834	12,347	8,426	8,410	12,497	40,017	32,496
Net Interest Income after Provision for Loan Losses	14,458	14,205	18,669	18,585	15,250	65,917	76,370

NONINTEREST INCOME
Service Charges on Deposit Accounts	7,183	7,099	7,162	6,698	6,807	28,142	27,742
Data Processing Fees	948	914	896	870	937	3,628	3,435
Asset Management Fees	1,065	960	930	970	935	3,925	4,235
Retail Brokerage Fees	772	765	625	493	630	2,655	2,399
Gain on Sale of Investment Securities	-	4	6	-	3	10	125
Mortgage Banking Revenues	550	663	902	584	292	2,699	1,623
Merchant Fees	345	393	663	958	650	2,359	5,548
Interchange Fees	1,129	1,129	1,118	1,056	1,007	4,432	4,165
Gain on Sale of Portion of Merchant Services Portfolio	-	-	-	-	-	-	6,250
ATM/Debit Card Fees	892	876	884	863	744	3,515	2,988
Other	1,527	1,501	1,448	1,550	1,306	6,026	8,530
Total Noninterest Income	14,411	14,304	14,634	14,042	13,311	57,391	67,040

NONINTEREST EXPENSE
Salaries and Associate Benefits	16,121	15,660	16,049	17,237	15,492	65,067	61,831
Occupancy, Net	2,458	2,455	2,540	2,345	2,503	9,798	9,729
Furniture and Equipment	2,261	2,193	2,304	2,338	2,368	9,096	9,902
Intangible Amortization	1,010	1,011	1,010	1,011	1,308	4,042	5,685
Other	13,463	10,296	11,027	9,326	9,331	44,112	34,325
Total Noninterest Expense	35,313	31,615	32,930	32,257	31,002	132,115	121,472

OPERATING PROFIT	(6,444)	(3,106)	373	370	(2,441)	(8,807)	21,938
Provision for Income Taxes	(3,037)	(1,618)	(401)	(280)	(738)	(5,336)	6,713
NET INCOME	$(3,407)	$(1,488)	$774	$650	$(1,703)	$(3,471)	$15,225

PER SHARE DATA
Basic Earnings	$(0.20)	$(0.08)	$0.04	$0.04	$(0.10)	$(0.20)	$0.89
Diluted Earnings	$(0.20)	$(0.08)	$0.04	$0.04	$(0.10)	$(0.20)	$0.89
Cash Dividends	0.190	0.190	0.190	0.190	0.190	0.760	0.745
AVERAGE SHARES
Basic	17,034	17,024	17,010	17,109	17,126	17,044	17,141
Diluted	17,035	17,025	17,010	17,131	17,135	17,045	17,147

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2009 Fourth Quarter	2009 Third Quarter	2009 Second Quarter	2009 First Quarter	2008 Fourth Quarter

ASSETS
Cash and Due From Banks	$57,877	$79,275	$92,394	$81,317	$88,143
Funds Sold and Interest Bearing Deposits	276,416	828	2,016	4,241	6,806
Total Cash and Cash Equivalents	334,293	80,103	94,410	85,558	94,949

Investment Securities, Available-for-Sale	176,673	183,944	194,002	195,767	191,569

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	189,061	203,813	201,589	202,038	206,230
Real Estate - Construction	111,249	128,476	153,507	154,102	141,973
Real Estate - Commercial	716,791	704,595	686,420	673,066	656,959
Real Estate - Residential	406,262	424,715	447,652	464,358	468,399
Real Estate - Home Equity	246,722	243,808	235,473	223,505	218,500
Consumer	233,524	241,672	241,467	243,280	246,973
Other Loans	10,207	7,790	7,933	8,068	15,838
Overdrafts	2,124	3,163	3,022	3,195	2,925
Total Loans, Net of Unearned Interest	1,915,940	1,958,032	1,977,063	1,971,612	1,957,797
Allowance for Loan Losses	(43,999)	(45,401)	(41,782)	(40,172)	(37,004)
Loans, Net	1,871,941	1,912,631	1,935,281	1,931,440	1,920,793

Premises and Equipment, Net	115,439	111,797	109,050	107,259	106,433
Intangible Assets	88,841	89,851	90,862	91,872	92,883
Other Assets	121,137	113,611	102,234	87,483	82,072
Total Other Assets	325,417	315,259	302,146	286,614	281,388

Total Assets	$2,708,324	$2,491,937	$2,525,839	$2,499,379	$2,488,699

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$427,791	$397,943	$424,125	$413,608	$419,696
NOW Accounts	899,649	687,679	733,526	726,069	758,976
Money Market Accounts	373,105	301,662	300,683	312,541	324,646
Regular Savings Accounts	122,370	122,040	123,257	121,245	115,261
Certificates of Deposit	435,319	440,666	424,339	416,326	373,595
Total Deposits	2,258,234	1,949,990	2,005,930	1,989,789	1,992,174

Short-Term Borrowings	35,841	103,711	73,989	68,193	62,044
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	49,380	50,665	52,354	53,448	51,470
Other Liabilities	34,083	56,269	57,973	49,518	41,294

Total Liabilities	2,440,425	2,223,522	2,253,133	2,223,835	2,209,869

SHAREOWNERS' EQUITY
Common Stock	170	170	170	170	171
Additional Paid-In Capital	36,099	36,065	35,698	35,841	36,783
Retained Earnings	246,460	253,104	257,828	260,287	262,890
Accumulated Other Comprehensive Loss, Net of Tax	(14,830)	(20,924)	(20,990)	(20,754)	(21,014)

Total Shareowners' Equity	267,899	268,415	272,706	275,544	278,830

Total Liabilities and Shareowners' Equity	$2,708,324	$2,491,937	$2,525,839	$2,499,379	$2,488,699

OTHER BALANCE SHEET DATA
Earning Assets	$2,369,029	$2,142,804	$2,173,081	$2,171,620	$2,156,172
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	3,233	4,196	5,159	6,121	7,084
Other	797	844	892	940	988
Interest Bearing Liabilities	1,978,551	1,769,310	1,771,035	1,760,709	1,748,879

Book Value Per Diluted Share	$15.72	$15.76	$16.03	$16.18	$16.27
Tangible Book Value Per Diluted Share	10.51	10.48	10.70	10.80	10.85

Actual Basic Shares Outstanding	17,036	17,032	17,010	17,010	17,127
Actual Diluted Shares Outstanding	17,037	17,033	17,010	17,031	17,136

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited

	2009	2009	2009	2009	2008
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$45,401	$41,782	$40,172	$37,004	$30,544
Provision for Loan Losses	10,834	12,347	8,426	8,410	12,497
Transfer of Unfunded Reserve to Other Liability	392	-	-	-	-
Net Charge-Offs	11,844	8,728	6,816	5,242	6,037

Balance at End of Period	$43,999	$45,401	$41,782	$40,172	$37,004
As a % of Loans	2.30%	2.32%	2.12%	2.04%	1.89%
As a % of Nonperforming Loans	40.77%	40.90%	33.71%	34.82%	37.52%
As a % of Nonperforming Assets	30.54%	31.45%	29.09%	31.69%	34.31%

CHARGE-OFFS
Commercial, Financial and Agricultural	$712	$633	$388	$857	$331
Real Estate - Construction	2,040	2,315	3,356	320	1,774
Real Estate - Commercial	1,584	1,707	123	1,002	293
Real Estate - Residential	7,377	3,394	2,379	1,975	2,264
Consumer	1,324	1,324	1,145	2,117	1,993

Total Charge-Offs	$13,037	$9,373	$7,391	$6,271	$6,655

RECOVERIES
Commercial, Financial and Agricultural	$343	$64	$84	$74	$68
Real Estate - Construction	5	150	-	385	-
Real Estate - Commercial	43	8	1	-	-
Real Estate - Residential	331	92	51	58	128
Consumer	471	331	439	512	422

Total Recoveries	$1,193	$645	$575	$1,029	$618

NET CHARGE-OFFS	$11,844	$8,728	$6,816	$5,242	$6,037

Net Charge-Offs as a % of Average Loans(1)	2.42%	1.76%	1.39%	1.08%	1.24%

RISK ELEMENT ASSETS
Nonaccruing Loans	$86,274	$91,880	$111,039	$110,200	$96,876
Restructured Loans	21,644	19,121	12,916	5,157	1,744
Total Nonperforming Loans	107,918	111,001	123,955	115,357	98,620
Other Real Estate	36,134	33,371	19,671	11,425	9,222
Total Nonperforming Assets	$144,052	$144,372	$143,626	$126,783	$107,842

Past Due Loans 90 Days or More	$-	$486	$-	$-	$88

Nonperforming Loans as a % of Loans	5.63%	5.67%	6.27%	5.85%	5.04%
Nonperforming Assets as a % of
Loans and Other Real Estate	7.38%	7.25%	7.19%	6.39%	5.48%
Nonperforming Assets as a % of Capital(2)	46.19%	46.01%	45.67%	40.16%	34.15%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Fourth Quarter 2009			Third Quarter 2009			Second Quarter 2009			First Quarter 2009			Fourth Quarter 2008			December 2009 YTD			December 2008 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,944,873	28,813	5.88%	$1,964,984	29,695	6.00%	$1,974,197	29,954	6.09%	$1,964,086	29,724	6.14%	$1,940,083	31,772	6.52%	$1,961,990	118,186	6.02%	$1,918,417	133,457	6.96%

Investment Securities
Taxable Investment Securities	72,537	498	2.74%	81,777	682	3.32%	89,574	742	3.31%	90,927	776	3.43%	90,296	813	3.59%	83,648	2,698	3.22%	93,149	3,889	5.04%
Tax-Exempt Investment Securities	107,361	921	3.43%	107,307	985	3.67%	106,869	1,067	4.00%	101,108	1,133	4.48%	103,817	1,252	4.82%	105,683	4,106	3.88%	97,010	4,893	4.16%

Total Investment Securities	179,898	1,419	3.15%	189,084	1,667	3.52%	196,443	1,809	3.68%	192,035	1,909	3.98%	194,113	2,065	4.25%	189,331	6,804	3.59%	190,159	8,782	4.61%

Funds Sold	112,790	77	0.27%	3,294	1	0.11%	4,641	1	0.10%	10,116	3	0.13%	16,645	32	0.74%	32,911	82	0.25%	132,073	3,109	2.32%

Total Earning Assets	2,237,561	$30,309	5.38%	2,157,362	$31,363	5.77%	2,175,281	$31,764	5.86%	2,166,237	$31,636	5.92%	2,150,841	$33,869	6.27%	2,184,232	$125,072	5.73%	2,240,649	$145,348	6.48%

Cash and Due From Banks	69,687			76,622			81,368			76,826			76,027			76,107			82,410
Allowance for Loan Losses	(46,468)			(42,774)			(41,978)			(38,007)			(30,347)			(42,331)			(23,015)
Other Assets	314,470			306,759			291,681			281,869			266,797			298,807			267,861

Total Assets	$2,575,250			$2,497,969			$2,506,352			$2,486,925			$2,463,318			$2,516,815			$2,567,905

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$740,550	$308	0.17%	$678,292	$257	0.15%	$709,039	$249	0.14%	$719,265	$225	0.13%	$684,246	$636	0.37%	$711,753	$1,039	0.15%	$743,327	$7,454	1.00%
Money Market Accounts	361,104	625	0.69%	301,230	281	0.37%	298,007	192	0.26%	321,562	190	0.24%	360,940	716	0.79%	320,531	1,288	0.40%	374,278	5,242	1.40%
Savings Accounts	122,158	16	0.05%	122,934	15	0.05%	123,034	15	0.05%	118,142	14	0.05%	117,311	28	0.09%	121,582	60	0.05%	116,413	121	0.10%
Time Deposits	439,654	2,015	1.82%	430,944	2,073	1.91%	417,545	2,044	1.96%	392,006	2,066	2.14%	379,266	2,468	2.59%	420,198	8,198	1.95%	424,748	14,489	3.41%
Total Interest Bearing Deposits	1,663,466	2,964	0.71%	1,533,400	2,626	0.68%	1,547,625	2,500	0.65%	1,550,975	2,495	0.65%	1,541,763	3,848	0.99%	1,574,064	10,585	0.67%	1,658,766	27,306	1.65%

Short-Term Borrowings	47,114	22	0.18%	97,305	113	0.45%	87,768	88	0.40%	85,318	68	0.32%	69,079	110	0.62%	79,321	291	0.36%	61,181	1,157	1.88%
Subordinated Notes Payable	62,887	936	5.83%	62,887	936	5.83%	62,887	931	5.86%	62,887	927	5.89%	62,887	937	5.83%	62,887	3,730	5.85%	62,887	3,735	5.84%
Other Long-Term Borrowings	50,026	542	4.30%	51,906	560	4.28%	52,775	566	4.30%	53,221	568	4.33%	53,261	587	4.39%	51,973	2,236	4.30%	39,735	1,802	4.54%

Total Interest Bearing Liabilities	1,823,493	$4,464	0.97%	1,745,498	$4,235	0.96%	1,751,055	$4,085	0.94%	1,752,401	$4,058	0.94%	1,726,990	$5,482	1.26%	1,768,245	$16,842	0.95%	1,822,569	$34,000	1.87%

Noninterest Bearing Deposits	426,542			416,770			423,566			406,380			404,103			418,365			407,299
Other Liabilities	56,659			60,674			54,617			46,510			29,998			54,660			37,147

Total Liabilities	2,306,694			2,222,942			2,229,238			2,205,291			2,161,091			2,241,270			2,267,015

SHAREOWNERS' EQUITY:	$268,556			$275,027			$277,114			$281,634			$302,227			$275,545			$300,890

Total Liabilities and Shareowners' Equity	$2,575,250			$2,497,969			$2,506,352			$2,486,925			$2,463,318			$2,516,815			$2,567,905

Interest Rate Spread		$25,845	4.41%		$27,128	4.81%		$27,679	4.92%		$27,578	4.98%		$28,387	5.01%		$108,230	4.78%		$111,348	4.61%

Interest Income and Rate Earned(1)		$30,309	5.38%		$31,363	5.77%		$31,764	5.86%		$31,636	5.92%		$33,869	6.27%		$125,072	5.73%		$145,348	6.48%
Interest Expense and Rate Paid(2)		4,464	0.79%		4,235	0.78%		4,085	0.75%		4,058	0.76%		5,482	1.01%		16,842	0.77%		34,000	1.52%

Net Interest Margin		$25,845	4.59%		$27,128	4.99%		$27,679	5.11%		$27,578	5.16%		$28,387	5.26%		$108,230	4.96%		$111,348	4.96%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.